EXHIBIT 10.28

LEASE AGREEMENT

Between

ZNT, LLC, an Illinois Limited Liability

Company (Landlord)

and

VITACOST.COM, INC., a Delaware

Corporation (Tenant)

INDEX

ARTICLE		PAGE
Cover Page		1
Index		2
I	Parties	3
II	Premises	3
III	Term	3
IV	Construction of Premises	4
V	Rent	4
VI	Use of Premises	7
VII	Common Areas	8
VIII	Alterations and Trade Fixtures, Removal	8
IX	Mechanic’s Lien	9
X	Condition of Premises	9
XI	Building Services	9
XII	Signs	10
XIII	Assignment and Subletting	10
XIV	Access to Premises	11
XV	Maintenance and Repair	11
XVI	Indemnification and Insurance	12
XVII	Waiver of Claims	14
XVIII	Covenants of Tenant	14
XIX	Damage or Destruction	15
XX	Subordination	15
XXI	Condemnation	16
XXII	Estoppel Certificate	16
XXIII	Default	17
XXIV	Remedies	17
XXV	Requirement of Strict Performance	18
XXVI	Intentionally Deleted	18
XXVII	Surrender of Premises; Holding Over	19
XXVIII	Delay in Possession	19
XXIX	Compliance with Laws and Ordinances	19
XXX	Notices	19
XXXI	Warranties of Tenant and Agent	20
XXXII	Force Majeure	20
XXXIII	Landlord’s Obligations	20
XXXIV	Landlord’s Liability	20
XXXV	Environmental Provisions	21
XXXVI	Time of the Essence	22
XXXVII	Successors	22
XXXVIII	Governing Law	22
XXXIX	Severability	22
XL	Captions	22
XLI	Gender	22
XLII	Execution	23
XLIII	Exhibits and Riders	23
XLIV	Entire Agreement	23
XLV	Corporate Authority	23
XLVI	Recording	23
XLVII	No Partnership or Joint Venture	23
XLVIII	Quiet Enjoyment	23
Exhibits A to E

LEASE

ARTICLE I: PARTIES

This Lease made this 21 day of September 2007 (“Lease Commencement Date”) by and between ZNT, LLC., an Illinois limited liability company (hereinafter called “Landlord”), and VITACOST.COM, INC., a Delaware corporation (hereinafter “Tenant”). In any provision below relating to the conduct acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s express or implied permission.

ARTICLE II: PREMISES

Section 2.1. Landlord, for and in consideration of the Rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise and let unto Tenant that space designated as Suite 500, located at 5400 Broken Sound Boulevard, NW, Boca Raton, Florida, as more particularly described on Exhibit “A”, attached hereto and made a part hereof, consisting of approximately 18,114 square feet of rentable area, as outlined on the diagram attached hereto and marked Exhibit “E” (herein the “Premises”) situated in the building located thereon (herein “Building”), any other appurtenances to be provided to Tenants.

Section 2.2. In addition to the Premises as described in Section 2.1, so long as no Event of Default has occurred during the Term, or any extension thereof, Tenant shall, upon receipt of notice from Landlord, have the right of first refusal to lease the adjoining 8,500 square feet currently occupied by Phoenix Media. If Tenant exercises said right, all Rent (Base Rent and Additional Rent) shall be due and payable at the then-current rental rate, subject to increases of Base Rent and Additional Rent as hereinafter provided. The existing lease for the adjoining 8,500 square feet expires on May 31, 2010. Tenant shall notify Landlord, in writing, of its desire to occupy the adjoining 8,500 square feet currently occupied by Phoenix Media no later than February 1, 2010. Failure to provide said notice shall deem the foregoing right of first refusal to be waived for the balance of the Term of this Lease.

ARTICLE III: TERM

Section 3.1. The Term of this Lease shall commence on the Effective Date of this Lease. This Lease shall end at midnight on the last day of the one hundred second (102nd) month from the Rent Commencement Date, unless sooner terminated as hereinafter provided.

Section 3.2. It is hereby acknowledged that Tenant shall be entitled to take possession of the currently available 12,700 square feet of the Premises upon the Lease Commencement Date, the balance being available on or before December 1, 2007, provided Tenant has provided evidence of all insurances as required by this Lease. Early occupancy of the Premises shall not advance the expiration of this Lease. Landlord agrees to grant Tenant’s contractor access to the remaining space to complete its buildout. If early access is not given by December 1, 2007, the Rent Commencement date shall be advanced the number of days that access is delayed beyond December 1, 2007. Such advancement shall not change the termination date of this Lease.

Section 3.3. On the Lease Commencement Date, Tenant agrees to properly, and without charge, execute and deliver to Landlord, immediately prior to occupancy, Exhibit “D” of this Lease.

Section 3.4. Provided there has not been any default by Tenant during the Term of the Lease, Tenant shall have two (2) two and one-half (2 1/2) year options, which options are exercisable by Tenant providing written notice to the Landlord of its intent not less than one hundred eighty (180) days prior to the expiration of the initial Term or, where the first option has been exercised, not less than one hundred eighty (180) days prior to expiration of the first option.

ARTICLE IV: CONSTRUCTION OF PREMISES

Section 4.1. Except as provided in Section 4.2, Tenant shall be liable for the build-out of its space, at its sole cost. All work to be done by Tenant must conform to the plans and specifications provided and approved by Landlord as more fully set forth on Exhibit “B” attached hereto and made a part hereof. Landlord’s approval will not be unreasonably withheld or delayed.

Section 4.2. During construction, Landlord shall contribute the sum of Twenty-Five Dollars ($25.00) per square foot; to-wit: Four Hundred Fifty-Two Thousand Eight Hundred Fifty Dollars ($452,850.00). Payments shall be (i) made upon draw requests approved by Tenant; (ii) made by dual party checks payable to Tenant and Contractor; (iii) shall require the presentment of a Partial Waiver and Release of Lien from the Contractor; and (iv) subject to a Ten Percent (10%) withholding, which holdback shall be payable upon completion of all work and the delivery of a Final Waiver and Release of Lien from Contractor and all Sub-Contractors. Any funds not used for the approved tenant improvements, including the improvements set forth in Paragraph 4.4, all remaining funds shall revert to Landlord.

Section 4.3. Landlord shall not be responsible for the construction of the build-out of the Premises.

Section 4.4. The funds as set forth in Section 4.2 shall be used sole for the tenant improvements relating to the build-out of the Premises, including the cost and installation of an emergency generator and/or back-up air conditioning system(s).

Section 4.5. All furniture and cubicles currently located in the Premises may be used by the Tenant during the Term of this Lease, and any extensions thereto, as more particularly described on Exhibit “C”. Such use shall be without any additional cost to Tenant. Tenant is free to reconfigure the cubicles as needed without the consent of Landlord

ARTICLE V: RENT

Section 5.1 Rent and Late Charges. Commencing on March 1, 2008 (“Rent Commencement Date”), and during the remaining term of this Lease and any renewals or extensions hereof, Tenant shall pay Landlord equal monthly installments of Base Rent (as defined in Sections 5.2 and 5.3 below) and Additional Rent (as defined in Sections 5.4 below). As used herein, the term “Rent” shall mean Base Rent and Additional Rent. All Rent plus applicable Sales Tax due hereunder shall be paid in equal monthly installments, in advance, on the first day of each and every month during the Term hereof, without deduction, diminution or setoff. If in the event the term of this Lease commences on a day other than the first business day of a calendar month, the Tenant shall pay to the Landlord, on or before the Rent Commencement Date of the term, a pro rata portion of the monthly installment of Rent, such pro rata portion to be based on the number of days remaining in such partial month after the Rent Commencement Date of the term. If any installment of Rent or any payment due Landlord under this Lease shall remain overdue for more than ten (10) days, a late charge in an amount equal to four percent (4%) above the prime rate of interest published by LaSalle National Bank of Chicago, Illinois from time to time from the date due until paid. Tenant’s covenant to Pay Rent shall be independent of every other covenant in this Lease. Additionally, upon the making of a delinquent payment of Rent more than twice during any fiscal year of this Lease, or should any payment of Rent be dishonored by the bank upon which the Rent is paid, Landlord may require any future payments of Rent be in the form of a cashier’s check or wire transfer. Any charges becoming due under this Paragraph shall be deemed to be Additional Rent. All payment of Rent and other sums due hereunder shall be paid to Landlord at Suite 100, 5400 Broken Sound Boulevard, NW, Boca Raton, Florida 33487, or at such other address as the Landlord may, from time-to-time, designate.

Section 5.2 Base Rent. As a portion of the Rent, Tenant agrees to pay Landlord a minimum annual rental based upon $12.75 per square foot; to-wit: $230,953.50, for the first year of the term to be paid in equal monthly installments of $19,246.1 3 (“Base Rent”), plus applicable sales tax, at the time and place provided in Section 5.1 and adjusted as set forth in Section 5.3.

Section 5.3 Base Rent Adjustment. The Base Rent, as set forth in Section 5.2 above, shall be adjusted as of the first day of each Lease Year of the term. The term “Lease Year” shall mean consecutive twelve (12) month periods commencing on the Rent Commencement Date and each anniversary thereof. In the event the Rent Commencement Date falls on a day other than the first day of the month, for purposes of the definition of Lease Year only, the Commencement Date shall be deemed to fall on the first day of the following month. The Base Rent shall be adjusted by a sum equal to three percent (3%) above the previous Lease Year’s Base Rent. The three percent (3%) adjustment shall continue during each of the Lease Years or any extension of this Lease as herein provided over the previous Lease Year’s Base Rent.

Section 5.4 First Month’s Payment of Rent. Upon execution of this Lease by Tenant, Tenant shall pay to Landlord a sum equal to the first month’s Base Rent and Additional Rent ($32,076.88), as defined herein to be applied to the first month rent shall be due under this Lease.

In the event of any delay in computing the rental adjustment for a subsequent Lease Year, Tenant shall continue payment of the most recent Base Rent as provided for herein until such time as the rental adjustment has been computed, at which time an accounting will be made retroactive to the beginning of the subsequent Lease Year for which adjustment is made and the amount then due Landlord shall be paid by Tenant within ten (10) days of receipt of said notice of accounting.

Section 5.5 Additional Rent.

(A) Definitions. For the purposes of this Lease:

1. The remaining portion of the Rent, referred to as “Additional Rent”, shall mean Tenant’s Proportionate Share of Taxes, and Operating Expenses.

2. The term “Common Area” shall mean all real or personal property owned by Landlord for the common (nonexclusive) use of Landlord and Tenants of the Building, and their employees, guests and invitees including, but not limited to, sidewalks, landscaped areas, lighting, delivery areas, parking areas, entrance ways, lobby areas, building security, elevators, stairways and hallways shared by more than one tenant.

3. The term “Operating Expenses” shall mean all expenses paid or incurred by Landlord or on Landlord’s behalf in respect to the repair, maintenance and operation of the Premises, the Building and the curbs, sidewalks, and plazas adjoining the same on the land on which the Building is located (herein the “Property”), including, without limitation, the following: (i) salaries, wages, medical, surgical and general welfare benefits (including without limitation, group life insurance) and pension payments of employees of Landlord engaged in the repair, operation and maintenance of the Property or of the Building; (ii) payroll taxes, workmen’s compensation, uniforms and related expenses for employees; (iii) the cost of all charges for gas, electricity, heat, ventilation, air conditioning, water, sewer, garbage collection and other utilities furnished to the Building (including, without limitation, the Common Area), and to the Property, together with any taxes on such utilities; (iv) the cost of painting, refurbishing, re-carpeting or redecorating any portion of the Property or of the Building except as herein provided; (v) the cost of all charges for Rent, casualty and liability insurance with regard to the Property or of the Building and maintenance or operation thereof; (vi) the cost of rental supplies (including, without limitation to, cleaning supplies), tools, materials and equipment, and sales and other taxes thereon; (vii) depreciation of hand tools and other movable equipment used in repair, maintenance or operation of the Building; (viii) the cost of all charges for window and other cleaning and janitorial and security services; (ix) amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air conditioning, ventilating, plumbing, electrical, elevator, and other systems of the Building; (x) repairs and replacements made by Landlord at his expense; (xi) alterations and improvements to the Building or the Property made by reason of laws and requirements of any public authorities or the requirements of any public authorities or the requirements of insurance companies; (xii) management fees, not to exceed five percent (5%) of the Operating Expenses incurred per annum; (xiii) the cost of any capital improvements to the Building or of any machinery or equipment installed in the Building which is made or becomes operational, as the cost may be, after the Commencement Date, and which has the effect of reducing the expenses which otherwise would be included in the Operating Expenses, to the extent of the lesser of: (A) such cost, amortized over the useful life of the improvement, machinery or equipment (as reasonably estimated by the Landlord), or (B) the amount of such reduction in the Operating Expenses; (xiv) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Property or of the Building; (xv) dues, assessments, and costs pursuant to subparagraph D; and (xvi) all other charges properly allocable to the repair, operation and maintenance of the Building or the Property in accordance with general accounting principles.

Notwithstanding the above, the following are excluded from the definition of Operating Expenses; (1) depreciation (except as provided above); (2) interest on and amortization of debts; (3) leasehold improvements made for new tenants of the Building; (4) income taxes; (5) refinancing costs; (6) the cost of any work or services performed for any tenant(s) of the Building (including Tenant), to the extent that such work or service is separately reimbursed; (7) the cost of any repair or replacement (other than those described in (xi) and (xiii) above) which would be required to be capitalized under generally accepted accounting principles, unless such costs may be, under said principles.

4. The term “Taxes” shall mean: (i) an aggregate amount for which the Building and the Property are assessed by county, city, or any other municipal body having jurisdiction for the purpose of imposition of real estate taxes; and (ii) any expenses incurred by Landlord in contesting such taxes or assessments, or the assessed value of the Building or the Property, which expenses shall be allocated to the calendar year to which such expenses relate. Any special or other assessment or levy which is imposed upon the Property or the Building, or sales or use taxes, business privilege or excise taxes imposed or levied against the Rent, or any other payment required to be made by Tenant by any governmental authority shall be added to the amount so determined and shall be deemed to be included within the term “Taxes” for the purpose hereof. If at any time during the term of this Lease, the methods of taxation prevailing on the date hereof shall be altered, such additional or substitute tax, assessment, levy, imposition, or charges shall be deemed to be included within the term “Taxes” for the purposes hereof.

5. The term “Tenant’s Proportionate Share” shall be 18.61% determined by dividing Tenant’s actual rentable square footage (18,114 square feet) by the total rentable square footage of the Building (97,333 square feet).

B. Interim Additional Rent. During the period from the Rent Commencement Date (anticipated as March 1, 2008, subject to early access by December 1, 2007) until June 30, 2008, Tenant shall pay monthly, in addition to all other rental called for herein, Additional Rent of $12,830.75, based upon Eight and 50/100 Dollars ($8.50) per annum on 18,114 square feet, which represents an estimate of Tenant’s Proportionate Share of Taxes and Operating Expenses for such period. The estimate shall be determined based on an assumed one hundred percent (100%) occupancy rate.

C. Future Additional Rent. Landlord shall furnish to Tenant prior to July 1 of each year, Landlord’s estimate of Taxes and Operating Expenses for the coming year. The estimate shall be determined as though the Building were occupied at an occupancy rate of one hundred percent (100%). Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth ( 1/12) of Tenant’s Proportionate Share of Landlord’s estimate of Taxes and Operating Expenses. Until Landlord shall furnish such estimate to Tenant, Tenant shall pay to Landlord, on the first day of each month, an amount equal to the Additional Rent payable in the preceding month. If there shall be any increase or decrease in the Taxes or Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised estimate and the Additional Rent shall be adjusted and paid or refunded, as the case may be. If the Landlord’s fiscal year for which such estimate is furnished ends after the termination of this Lease, the Additional Rent Payable hereunder, shall be prorated to correspond to the portion of the fiscal year occurring within the term of this Lease.

D. Statement of Actual Costs. Within one hundred twenty (120) days after the Landlord’s fiscal year; to-wit: June 30th, Landlord shall furnish to Tenant an Operating Statement showing actual Taxes paid and Operating Expenses incurred for the preceding year. If the Operating Statement shows that the sums paid by Tenant under this Article exceed Tenant’s Proportionate Share of Taxes and Operating Expenses, Landlord shall promptly either refund to Tenant the amount of such excess or permit Tenant to credit the amount thereof against subsequent payment of Additional Rent under this Article; and if the Operating Statement shows that the sums paid by Tenant were less than Tenant’s Proportionate Share of the same, Tenant shall pay the amount of such deficiency within ten (10) days after demand therefor. Failure or delay of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord. Notwithstanding the foregoing, the Base Rent shall never be decreased below that amount set forth in Section 5.2 of this Lease. Tenant may perform an annual audit of the Operating Expenses. In such event Landlord shall make available in its offices for inspection the accounting of all expenses incurred in the computation of the Operating Expenses.

E. Intentionally Deleted.

F. Obligation Continues During Option Term. In the event Tenant exercises its option to extend the Term of this Lease as hereinabove provided, Tenant shall continue to be obligated to pay all Additional Rent as set forth in this Paragraph, including annual increases as provided herein.

Section 5.5 Payment without Notice or Demand. Except as otherwise provided in this Lease, the Rent shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction, by reason of, and the obligations of Tenant under this Lease shall not be affected by any circumstance or occurrence whatsoever, except as set forth herein, or to any abatement, suspension, deferment, diminution or reduction of the Rent on account of any such circumstance or occurrence. Tenant hereby waives all rights now or hereafter conferred by Statute or otherwise to quit, terminate, or surrender this Lease or the Premises or any part thereof. Landlord shall have the right at any time, or from time-to-time, to demand payment of the Rent, and Additional Rent, in cash or by local bank check.

5.6 Security Deposit. Upon execution of this Lease, in addition to the first month’s rent as hereinabove provided, Tenant shall pay to Landlord a sum equal to one month’s Base Rent and Additional Rent (“Security Deposit”), which Security Deposit may be used by Landlord against any defaults under this Lease, monetary or non-monetary.

ARTICLE VI: USE OF PREMISES

Section 6.1. Tenant shall use and occupy the Premises solely for purposes of headquarter offices, which Tenant represents is an allowable purposed under the LlRP zoning classification of the Property. Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord.

Section 6.2. Based upon the square footage being leased herein, Tenant shall not use more than 4.7 parking spaces per thousand square feet (currently 85 parking spaces) during the Term of this Lease. In the event additional space is leased by Tenant, as provided in this Lease, Tenant shall be entitled to use additional parking spaces based upon 4.7 parking spaces per thousand square feet leased.

ARTICLE VII: COMMON AREAS

Section 7.01 All parking areas, driveways, alleys, public corridors, and other areas, facilities and improvements as may be provided on the Land by Landlord from time-to-time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees, and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time-to-time to establish, modify and enforce reasonable rules and regulations with respect to all such areas, facilities and improvements.

Section 7.02 Notwithstanding the foregoing, Tenant shall be entitled to twenty-five (25) reserved parking spaces, as currently depicted on the Site Plan attached hereto as Exhibit “E” and made a part hereof. All other parking is on a first-come, first-come basis.

Section 7.03 Landlord agrees not cause the main driveway, as indicated on the attached site plan, to be blocked during construction of a new building on the site (the intended location of the new building to be constructed being designated on the attached site plan).

ARTICLE VIII:

ALTERATIONS AND TRADE FIXTURES. REMOVAL

Section 8.1. Tenant shall not make any alterations, interior decoration, improvements or additions to the Premises, at a cost greater than Ten Thousand Dollars ($10,000.00), or attach any fixtures or equipment thereto, without the Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. All alterations, when completed, shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises, not to diminish the general utility or change the general character thereof or of the Building. All alterations, interior decorations, improvements or additions made to the Premises or the attachment of any fixtures or equipment thereof shall be performed at Tenant’s sole cost and expense by Tenant, and so long as Tenant is not in default hereunder, Tenant shall have the right, and not the obligation, after ten (10) days written notice to Landlord but, except as stated in the succeeding sentence, to remove any of said alterations, interior decorations, improvements or additions caused to be made to the Premises by Tenant, and any fixtures, furniture and equipment caused to be installed by Tenant, during and at the expiration of the Lease Term or any renewal thereof, providing that Tenant repairs any damage caused to the Premises by said removal. Landlord, by notice to Tenant in writing of at least one (1) month prior to the expiration of the Lease Term, or any renewal thereof, may request that Tenant remove, at Tenant’s expense, any of said alterations, interior decorations, improvements or additions caused to be made to the Premises by Tenant or any of the fixtures, furniture and equipment caused to be installed by Tenant, and, if Landlord makes said request, Tenant shall remove on or before said expiration date such alterations, interior decorations, improvements, additions, fixtures, furniture and equipment as are stated in such request, and repair any damage caused to the Premises by said removal. In the event that Landlord requests such removal and Tenant fails to remove same and repair any damage caused thereby on or before said expiration date, Tenant agrees to reimburse and pay Landlord for the cost of removing same and repairing any damage to the Premises caused by said removal. All of said alterations, interior decorations, improvements, additions, fixtures, furniture and equipment remaining on the Premises after said expiration date, or at such sooner termination date due to any default of Tenant, shall become the property of the Landlord.

Notwithstanding any provisions of this Section 8.1, the Tenant shall have no obligation at any time to remove the alterations performed by Tenant pursuant to Section 4.1.

Section 8.2. In doing any such work of installation, removal, alteration or relocation, the Tenant shall use due care to cause as little damage or injury as possible to the Premises and to the Building, and to repair all damage or injury that may occur to the Premises or to the Building in connection with such work. The Tenant agrees in doing any such work in or about the Premises to use its best efforts to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the building service employees of the Landlord. Any contractors employed by Tenant for such installations shall be approved by the Landlord in writing before the commencement of such work, but the Landlord shall not unreasonably withhold its approval and consent; provided, however, that all such contractors be required to carry workman’s compensation insurance, public liability insurance and property damage insurance in amounts, form and content, and with companies satisfactory to Landlord. Prior to the commencement by Tenant of any work as set forth in this paragraph, Tenant must obtain, at its sole cost and expense, all necessary permits, authorizations and licenses required by the various governmental authorities having jurisdiction over the Premises.

ARTICLE IX: MECHANIC’S LIEN

If any mechanics or other lien shall be filed against the Premises or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant, Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise, within ten (10) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ten (10) day period. Landlord may cause such lien to be discharged, by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto. Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses, including attorney fees, which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

ARTICLE X: CONDITION OF PREMISES

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties, expressed or implied, made by or on behalf of Landlord with respect to the suitability or fitness of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, order and repair.

ARTICLE XI: BUILDING SERVICES

Section 11.1 Landlord shall provide, within its standards on each item, the following services and facilities:

(A) Air conditioning, ventilation and heating, through the air conditioning system of the Building will be available twenty-four (24) hours per day, seven (7) days a week. The normal operating hours shall be Monday through Friday from 6:00 a.m. to 9:00 p.m., Saturday from 8:00 a.m. to 6:00 p.m, and Sunday from 8:00 a.m. to 6:00 p.m. Additional HVAC for any other time as herein set forth will be provided by Landlord to Tenant at an hourly rate, which hourly rate for the first year of this Lease shall be $25.00 and shall be adjusted each year, based upon electricity costs, by Landlord and which shall be deemed to be Additional Rent and payable monthly with the Rent. Tenant agrees to cooperate fully with the Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air conditioning system;

(B) Electric current for building standard level of illumination using standard fixtures of Landlord’s choice, and replacement of light globes and/or fluorescent tubes in the building standard lighting fixtures installed in the Premises by Landlord; however, Landlord’s agreement to furnish electricity for lighting does not include electricity for any equipment requiring a grater voltage than the lighting circuits standard in the Building. Such additional electrical service will be furnished, if reasonably available, upon Tenant’s rendering all costs of installation, including wiring and separate metering, and agreeing in writing to pay the costs of current as Additional Rent.

(C) Maintenance of standard hardware installed in the Premises by Landlord;

(D) Maintenance of floor coverings in the common area;

(E) Cleaning of outside and inside of exterior window panes;

(F) Cleaning and maintenance of common areas in the Building;

(G) Janitor service, including cleaning of Premises, dusting of furniture, desks and pictures, and vacuuming five (5) days a week;

(H) Water for lavatory and drinking purposes.

Section 11.2. Landlord reserves the right to stop, slow down, interrupt or delay, and further does not warrant that the services to be provided in Section 11.1 hereof shall be free from any slowdown, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such services, or caused by changes or services, alterations, strikes, lockouts, labor controversies, fuel shortage, utility service interruption or reduction, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically no such slow-down, interruption or stoppage of any of such services described in Section 11.1 shall ever be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property, or for consequential damages or be in default hereunder as a result of such slow-down, interruption or stoppage. Landlord agrees to us due reasonable diligence to resume the services upon any such slow-down, interruption or stoppage.

Section 11.3. Landlord shall, throughout the Term and any Renewals, be responsible for all maintenance and repairs, structural and non-structural to the parking area servicing the Building of which the Demised Premises form a part, the roof, walls, flooring, and all other structural portions of the Building of which the demised Premises form a part.

ARTICLE XII: SIGNS

Section 12.1 Tenant shall not place any signs on or about the demised Premises without the prior, written approval of the Landlord, except, Tenant may place signage on the door of the Premises. Tenant’s name will be placed on the existing monument sign for the Building, at Landlord’s sole cost and expense. Any permits or licenses required by any municipality or other governmental agency for the monument sign shall be obtained by Landlord, at Landlord’s expense. No window signs of any nature shall be permitted. Tenant shall be permitted to place its name and/or logo on the entrance door of the Premises.

Section 12.2 Landlord shall permit Tenant to pursue the consent of the Arvida Park of Commerce Owners’ Association and any governmental or quasi-governmental authority having jurisdiction to the placement of signage on the Building facing Yamato Road; provided, however, that such intended signage shall not interfere with Purity Wholesale, Inc.’s right to signage on the Building (the Tenant acknowledging Purity Wholesale being the primary tenant of the Building) at any time during the Term of this Lease, or extension thereof.

ARTICLE XIII: ASSIGNMENT AND SUBLETTING

Section 13.1. Except as expressly permitted pursuant to this Paragraph, Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of the Landlord. Notwithstanding the foregoing, a corporate Tenant may, without consent of Landlord, assign this Lease to its parent, subsidiary, or affiliate of Tenant, in connection with a consolidation or merger of the Tenant, provided the same assignee assumes, in full, the obligations of Tenant under the Lease, and such assignment shall not relieve the Tenant of its obligation under this Lease. If Tenant is a partnership, any cumulative transfer of more than fifty (50%) percent of the partnership interest shall require Landlord’s consent. If Tenant is a corporation, any change in the controlling interest of the voting stock of the corporation shall require Landlord’s consent.

Section 13.2. If at any time or from time-to-time during the term of this Lease, Tenant desires to sublet all of the Premises, Tenant shall give notice to Landlord of such intent. Tenant shall be free to sublet such space to any third party subject to the following conditions:

A. Consent of Landlord, which consent shall not be unreasonably withheld;

B. Intentionally Deleted;

C. No sublease shall be valid and no subtenant shall take possession of the Premises subleased until an executed counterpart of such Lease has been delivered to Landlord.

D. No subtenant shall have a right further to sublet; and

Section 13.3. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

ARTICLE XIV: ACCESS TO PREMISES

Section 14.1. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of any emergency for the purpose of examining or inspecting same, showing the same to prospective purchasers, mortgagees or Tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time which such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Except as to emergencies, Landlord and its Agents shall give Tenant not less than twenty-four (24) hours advance notice of its request to enter the Premises. Notwithstanding the foregoing, within one hundred eight (180) days of the termination date of this Lease, or any extension thereof, Landlord shall have the right to show the Premises to prospective tenants upon giving not less than two (2) hours notice to Tenant; such access being during normal business hours.

Section 14.2. Unless otherwise restricted in this Lease, Tenant shall have access to the Premises 24 hours a day, 365 days a year.

ARTICLE XV: MAINTENANCE AND REPAIR

Section 15.1 Tenant’s Obligations. Tenant shall throughout the term, commit, suffer or permit no damage or waste to the Common Area and at Tenant’s expense, care for, maintain and repair the Premises, the fixtures and appurtenances therein and Tenant’s property. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Building and the facilities and systems thereof, the need for which arises out of: (a) the performance or existence of Tenant’s Work or Alterations; (b) the installation, use or operation of Tenant’s Property in or out of the Premises; (c) the moving of Tenant’s Property in or out of the Building; or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors, or invitees. In addition, Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises, and shall be responsible for (i) all repairs, maintenance and replacement of wall and floor coverings in the Premises, (ii) for the repair and maintenance of all sanitary and electrical fixtures therein, and (iii) for all maintenance and repairs ordinary or extraordinary, which may be necessary (in Landlord’s discretion) in and within the Premises in order to keep same in the condition delivered to Tenant on the Commencement Date, ordinary wear and tear expected. Tenant shall promptly make, at Tenant’s expense, all repairs in or to the Premises for which Tenant is responsible. Any repairs required to be made by Tenant to the mechanical, electrical, sanitary, plumbing, heating, ventilating, air conditioning, or other systems of the Building shall be performed only by contractor(s) designated by Landlord. All such repairs shall be performed at such time and in such manner as shall cause the least interference with the operation of the central systems of the Building and the use of the Building by other occupants. All such repairs shall be subject to the supervision and control by Landlord, for which Landlord may charge Tenant a reasonable fee. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant’s expense.

Section 15.2 Landlord’s Obligations for Common Areas. Landlord shall keep and maintain the Common Areas of the Building and its systems and facilities serving the Premises in good working order, condition and repair, and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Common Areas, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease. Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations hereunder be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Premises.

Section 15.3 Landlord’s Obligations for Premises. Landlord shall have no obligation to maintain the Premises or to make any repairs thereto except as set forth in Article XI, except as set forth in Section 11.3.

Section 15.4 Floor Loads: Noise and Vibration. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot for which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibrations that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord or other Tenants shall, at Tenant’s expense, be placed and maintained by Tenant in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such noise or vibration.

Section 15.5 Emergency Generator. Tenant, at its sole cost and expense, may install an emergency generator for its Premises, provided Tenant obtains all governmental permits, provides for the proper ventilation for the generator, and the insurance coverage as set forth hereinbelow provides coverage for any damage resulting from the storing and/or operation of said emergency generator.

ARTICLE XVI: INDEMNIFICATION AND INSURANCE

Section 16.1. Landlord and Tenant shall indemnify, hold harmless and forever defend the other from and against any and all costs, expenses, including reasonable counsel fees, liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with, and each party shall not be liable to the other on account of (i) any failure by each party to perform any of the agreements, terms, covenants or conditions of this Lease required to be performed by the indemnifying party, (ii) any failure by Landlord or Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises, Building or Property occasioned wholly or in part by reason of any act or omission of Landlord or Tenant, their respective agents, contractors, invitees or employees wherever caused.

Section 16.2 During the term of this Lease or any renewal thereof, Landlord and Tenant shall each obtain and promptly pay all premiums or general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, with minimum limits of $1,000,000.00 on account of bodily injuries to or death of one person and $2,000,000.00 on account of bodily injuries to or death of more than one person as a result of any one accident or disaster, and $1,000,000.00 on account of damage to property (or in an amount of not less than $1,000,000.00 combined single limit for bodily injury and property damage), and all such policies and renewals thereof shall name and the Landlord and the Tenant as insureds. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without ten (10) days prior written notice to Landlord and Tenant, (ii) that any loss shall be payable notwithstanding any act or negligence of the Tenant or the Landlord which might otherwise result in the forfeiture of said insurance, and (iii) that the insurance company issuing the same shall not have right of subrogation against the Landlord. On or before the Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, each party shall provide copies of policies or certificates of insurance evidencing coverages required by this Lease. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of Florida with a financial rating of at least an A- as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The aforesaid insurance limits may be reasonably increased from time-to-time by Landlord. The initial amount of insurance coverage shall be subject to periodic increase based upon inflation, increased liability awards, recommendations of professional insurance advisors and other relevant factors. However, the amount of such insurance shall not limit Landlord’s or Tenant’s liability nor relieve Landlord or Tenant of any obligation hereunder. Such policies shall contain cross-liability endorsements, if applicable, and shall insure each party’s performance of the indemnity provisions of Section 16.1.

During the term of this Lease, or any extensions thereof, landlord shall obtain and promptly pay all premiums for casualty insurance insuring the Building of which the Premises form a part against fire and all other forms of casualty in an amount representing the replacement value of the Building and its improvements. Landlord shall make copies of the policies or certificates of insurance evidencing this coverage for review in its offices during normal business hours, and such insurance shall be issued by an insurance company authorized to do business in the State of Florida with a financial ration of at least A- in the most recent edition of Best’s Insurance Reports. Notwithstanding the foregoing, if there are limitations on the amount of coverage available, Landlord’s obligation shall be limited to any such cap.

Section 16.3 Tenant shall maintain at all times insurance covering loss or damage to the Premises including all of the items included in Tenant’s Work, Tenant’s leasehold improvements, trade fixtures, merchandise and personal property from time-to-time in, or upon the Premises, and alterations, additions or changes made by Tenant in an amount no less than one hundred percent (100%) of their full replacement cost as determined from time-to-time during the term providing protection against perils including within the standard Florida form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, reconstruction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate.

Section 16.4 Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims or anyone claiming by, through or under it or them by way of subrogation or otherwise from any loss or damage to property covered by the Florida Standard Form of Fire Insurance Policy with extended coverage endorsement, whether or not such insurance is maintained by the other party.

ARTICLE XVII: WAIVER OF CLAIMS

Section 17.1. Landlord and Landlord’s agents, servants, and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, and employees from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, including any and all consequential damages, its agents, servants, employees, invitees, licenses, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, without limitation: (a) any fire, other casualty, accident, occurrence or conditions in or upon the Premises or the Building; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building; (c) any steam, gas, oil, water, or rain that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installation and equipment; (e) the falling of any fixture or any wall or ceiling materials; (f) broken glass; (g) latent or patent, defects of the Premises, Building or Common Areas; (h) the exercise of any rights by Landlord under the terms and conditions of this Lease; (i) any acts or omissions of the other Tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of other persons; (k) any acts or omissions of Landlord, its agents, servants and employees whether under this Lease or otherwise; and (1) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises.

Section 17.2. Tenant acknowledges that Landlord has not made any representations or warranties, expressed or implied, or with respect to the condition of the Premises or the Building except as provided herein, and neither Landlord nor any assignee of Landlord shall be liable for any latent or patent defect therein. Landlord hereby assigns to Tenant all warranties made by others to Landlord with respect to improvements on the Premises and the Building and any other rights it may have against contractors, suppliers, or others with respect to negligence or faulty performance in connection with the construction or repair of such improvements. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken, except for such minor insubstantial details of which Tenant gives Landlord notice in writing within thirty (30) days after the Commencement Date, specifying such details with reasonable particularity.

Section 17.3. The obligations of Tenant hereunder shall be in no way affected, impaired or excused, because of the assurance or existence of anything set forth in Section 17.1 herein.

Section 17.4 Tenant waives any right of redemption, if any, under any statute or ordinance.

ARTICLE XVIII: COVENANTS OF TENANT

Section 18.1 Tenant agrees that it will not do or suffer to be done, any act, matter or thing, objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent, any and all increase or increases in premiums on insurance carried by Landlord on the Premises, or any part thereof, or on the Building of which the Premises may be a part, caused in any way by the occupancy of Tenant.

Section 18.2. Tenant shall, during the term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may be applicable to the Premises of the use, manner of use or occupancy thereof, whether or not the same shall interfere with the use or occupancy of the Premises arising from: (a) Tenant’s use of the Premises; (b) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

ARTICLE XIX: DAMAGE OR DESTRUCTION

Section 19.1 Destruction of Premises. If, during the term hereof, the Premises are damaged by reason of fire or other casualty, Tenant shall give immediate notice to Landlord. If the Premises shall at any time be damaged or destroyed by fire or other casualty, Landlord shall promptly repair or rebuild the same at Landlord’s expense, to the extent of Landlord’s obligation under Article IV. The Tenant shall be responsible, in accordance with Article IV, for the remainder of the work in order to make the Premises at least equal in value to those existing immediately prior to such occurrence and as nearly similar to it in character as shall be practicable and reasonable. Rent shall be abated but only to the extent that (i) the Premises are rendered untenantable, and (ii) that Landlord receives payment in lieu of Rent pursuant to benefits payable under rent continuation insurance or business interruption insurance. If the Premises shall be so damaged by fire or otherwise that the cost of restoration shall exceed thirty percent (30%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, Landlord may, within thirty (30) days of such damage, give notice to Tenant of Landlord’s election to terminate this Lease and, subject to the further provisions of this Article, this Lease shall cease and come to an end on the date of the expiration of ten (10) days from the delivery of such notice with the same force and effect as if such date were the date hereinbefore fixed for the expiration of the term herein demised, and the Rent shall be apportioned and paid to the time of such termination. In such event, the entire insurance proceeds shall be and remain the outright property of Landlord. In the event the Landlord terminates this Lease, Tenant shall have no obligation to reimburse Landlord for any of its contribution made pursuant to Section 4.2.

Section 19.2 Destruction of Building. If the Building is substantially damaged or destroyed by fire or other casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the occurrence of such casualty to notify Tenant that Landlord shall repair the damaged portion of the Building or rebuild the Building, as the case may be. In such event, Rent shall abate to the extent and during the period for which the Premises are rendered untenantable as a result of such casualty. In the event such damage or destruction takes place during the last two (2) years of the term, Landlord shall have the right to terminate this Lease by giving notice to Tenant as aforesaid, notwithstanding the fact that Landlord may rebuild the Building or repair the damage thereto. The Building shall be deemed substantially damaged or destroyed if the cost of repair and restoration is equal to thirty percent (30%) or more of the then replacement cost of the Building.

ARTICLE XX: SUBORDINATION

Section 20.1. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or rents and/or other encumbrances now or hereafter placed on the Building, Premises or the Land or any part of the Property without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination, but the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages and/or ground rent and/or other encumbrances as shall be desired by any mortgagee or proposed mortgagee or by any person. The Tenant hereby appoints the Landlord attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument for and in the name of the Tenant.

Section 20.2. If any mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party, Tenant shall attorn to and recognize each Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to confirm such attornment, and each Successor Landlord shall recognize this Lease and shall be bound by each term and provision of this Lease as Successor Landlord, allowing the Tenant to attorn so long as Tenant is not in default. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant on all the terms, conditions, and covenants as set forth in this Lease except that the Successor Landlord shall not; (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Successor Landlord. Further, upon such attornment, Landlord shall be released from any further obligation hereunder, other than any obligations that are outstanding from Landlord to tenant as of the date of the attornment.

ARTICLE XXI: CONDEMNATION

Section 21.1 If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event the term of this Lease shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The Rent shall be adjusted as of the time of such termination and any Rent paid for a period thereafter shall be refunded. In the event a portion only of the Premises or a portion of the Building containing same shall be so taken (even though the Premises may not have been affected by the taking of some other portion of the Building containing same) Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or Landlord may elect to repair and restore, at its own expense, the portion not taken and thereafter the Rent shall be reduced proportionately to the portion of the Premises taken, so long as the restored space is not less than the Premises prior to restoration, or Tenant consents to a reduction of such space and equivalent reduction in Rent.

Section 21.2. In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and hereby waives all rights against the Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically for damages for loss of good will, movable trade fixtures, equipment and moving expenses.

Section 21.3. If the Premises or the Building are declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notices requiring repair or reconstruction, Landlord, and in the latter event, Tenant shall immediately surrender said Premises to Landlord and thereupon this Lease shall terminate and the Rent shall be apportioned as of the date of such termination.

ARTICLE XXII: ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time-to-time and within ten (10) days after written request by. Landlord, execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect without modification or amendment or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the modifications and amendments, (ii) certifying the dates to which Base Rent and Additional Rent have been paid, and (iii) either certifying that to the knowledge of the Tenant no defaults exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective or current mortgagee of the Building, or by others, in any matter affecting the Premises.

ARTICLE XXIII: DEFAULT

The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

Section 23.1. Failure of Tenant to take possession of the Premises within thirty (30) days after notice to Tenant that the same are ready for occupancy by Tenant;

Section 23.2. The vacation or abandonment of the Premises by Tenant, and Tenant fails to continue its obligations under this Lease;

Section 23.3. A failure by Tenant to pay, when due, any installment of Rent including Base Rent or Additional Rent or any such other sum herein required to be paid by Tenant. Time is of the essence of this Lease as to the payment of Rent;

Section 23.4. A failure by Tenant to observe and perform any other non-monetary provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot in Landlord’s opinion reasonably be cured through the exercise of due diligence within such ten (10) day period, Landlord shall grant Tenant such additional time as Landlord deems necessary to permit the Tenant to cure using due diligence;

Section 23.5. The filing of a petition by or against Tenant for adjudication as bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant’s property or an assignment by Tenant for the benefit of creditors or the taking possession of the Property of Tenant by any local, state or federal governmental office or agency or court appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant’s business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

ARTICLE XXlV REMEDIES

Upon the occurrence of any such event of default set forth above:

Section 24.1. Landlord may perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any expenditures made and the amount of any expense’s (including legal fees) or obligations incurred in connection therewith, plus interest at the maximum legal interest rate allowed by law in Palm Beach County, Florida, from the date of any such expenditure. The payment of interest on such amount shall not excuse or cure any default by Tenant under this Lease;

Section 24.2. In determining the amount of any future payments due Landlord due to increase in Additional Rent, Landlord may make such determination based upon the amount of additional costs paid by Tenant for the full year immediately prior to such default;

Section 24.3. Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice, with the right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, if not so cured by Tenant, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant’s liability)

as if the date fixed in such notice was the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution, or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be re-let;

Section 24.4. Landlord may, at any time after the occurrence of any event of a non-cured default, re-enter and repossess the Premises and any part thereof and attempt in its own name as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to re-let all or any part of such Premises upon such terms and to such person, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such re-letting, or to the mitigation of damages. For the purposes of such re-letting, Landlord may decorate or make repairs, changes, alterations or additions that shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord, and any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Rent and Additional Rent due hereunder. Tenant shall pay to Landlord monthly, on the days when the Rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new Tenant.

Section 24.5. Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; and

Section 24.7. In the event that Landlord incurs any attorneys’ fees as a result of any breach, or threatened breach by Tenant, whether suit is instituted or not, Tenant shall reimburse Landlord therefore, and the amount of same shall be deemed Additional Rent. Such amounts shall be payable within ten (10) days of notification thereof, and shall be added to the following month’s rental.

Section 24.8. In the event of any litigation arising out of this Lease, or any of the Terms thereof, the prevailing party shall be entitled to recover reasonable attorneys’ fees.

ARTICLE XXV: REQUIREMENT OF STRICT PERFORMANCE

The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party hereafter to enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent at a time when the same is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the amount due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord’s agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

ARTICLE XXVI: INTENTIONALLY DELETED

ARTICLE XXVII: SURRENDER OF PREMISES; HOLDING OVER

Section 27.1. The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the term hereof, or at such earlier date when Landlord shall terminate this Lease, and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease it shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep same during the continuance of this Lease and in accordance with the term hereof.

Section 27.2. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts Rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by one hundred percent (100%).

ARTICLE XXVIII: DELAY IN POSSESSION

In the event that Premises are not ready for Tenant’s occupancy at any time herein fixed for the beginning of the term of this Lease, because of any alteration or construction now or hereafter being carried on either to the Premises or to the Building of which the said Premises are a part (unless such alterations are being done by Tenant or Tenant’s contractor, in which case there shall be no suspension or proration of rental or other sums), or because of the non-completion of the Building of which the Premises form a part, or because of the failure or refusal of the occupant of the said Premises who is or may be in possession immediately before the beginning of the term hereof to vacate and surrender up the same, or because of any restriction, limitations or delays caused by government regulations or governmental agencies, this Lease and the term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever, from Landlord, and the term hereof shall be nevertheless end on the date herein originally fixed, but no Rent or other sums herein provided to be paid by Tenant shall become due until the Premises are substantially completed and deemed by the Landlord to be ready for Tenant’s occupancy, and until that time the rental and other sums shall be suspended and prorated.

ARTICLE XXIX: COMPLIANCE WITH LAWS AND ORDINANCES

Landlord and Tenant each agree that they will, at their own cost and expense, promptly fulfill and comply with all laws, ordinances, regulations and requirements of the town, county, state and federal governments and any and all departments thereof having the jurisdiction over the Building, and of the National Board of Fire Underwriters or any other similar body now or hereafter constituted, affecting the Tenant’s occupancy of the Premises or the business conducted therein, together with compliance with the Americans With Disabilities Act, as amended.

ARTICLE XXX: NOTICES

Wherever in this Lease it shall be required or permitted that notice or demand be given or sewed by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by Registered or Certified Mail, postage prepaid, and addressed as follows:

TO LANDLORD:	Mr. Alan Rutner
ZNT, L.L.C.
5400 Broken Sound Boulevard, NW
Suite 100
Boca Raton, Florida 33487

WITH A COPY TO:	Les H. Stevens, Esquire
Les H. Stevens, P.A.
5301 North Federal Highway
Suite 130
Boca Raton, Florida 33487

TO TENANT:	VITACOST.COM, INC.
5400 Broken Sound Boulevard, NW
Suite 600
Boca Raton, Florida 33487

WITH COPY TO:

Each such mailed notice shall be deemed to have been given to or served upon the party which addressed on the date the same is deposited in the United States Registered or Certified Mail, postage prepaid, and properly addressed in the manner above provided.

ARTICLE XXXI: WARRANTIES OF TENANT AND AGENT

Landlord and Tenant warrant to each other that they have respectively dealt with no broker in connection with this Lease other than Synergy Real Estate Partners and CB Richard Ellis. Each party shall indemnify and hold the other party harmless from any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted reason of the falsity or error of their own aforesaid warranty.

ARTICLE XXXII: FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion, acts of terror, acts of God. Landlord agrees that nay force majeure event shall in no event at any time exceed one hundred eighty (180) days from the date of commencement of such event.

ARTICLE XXXIII: LANDLORD’S OBLIGATIONS

Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of Building and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord’s successor in interest in the building for the satisfaction of each and every obligation of Landlord hereunder.

ARTICLE XXXIV LANDLORD’S LIABILITY

Section 34.1. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building in which the Premises form a part for the satisfaction of any claims, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

Section 34.2. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas, or rain; (b) the breakage, leakage, obstruction or other defect of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or the Building, or other sources or places; or (d) any act or omission of any other Tenant of the

Building. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section will not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

ARTICLE XXXV: ENVIRONMENTAL PROVISIONS

Section 35.1. Tenant shall not cause or permit any Hazardous Substances, as hereinafter defined, to be brought or remain upon, keep, used, discharged, leased or emitted in or about, or treated at the Premises of the Building. As used in this Lease, “Hazardous Substances” means any hazardous, etiological, toxic or radioactive substance, material, matter or waste that is or become during the Term regulated by any applicable federal, state or local law, ordinance, order, rule regulation, code or any governmental restriction or requirement, and shall included, but not b limited to, asbestos, petroleum products, plychloriated biphenyls, and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensation and Liability act, as amended from time to time, 42 U.S.C. §9601, et seq. and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq. “Hazardous Substances” shall not include substances which are used or consumed in the ordinary course of a business similar to tenant’s as permitted pursuant to this Lease (e.g. photocopy toner and cleaning supplies); provided, however, that such substances are not so used, handled, transported, stored, discharged, disposed of, or emitted, then they shall be deemed “Hazardous Substances” for purposes of this Lease. Notwithstanding such consent, Landlord may revoke its consent upon (i) Tenant’s failure under any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement related to environmental safety, human health or employee safety; or (ii) Tenant expands its use, storage or treatment of any Hazardous Substances in a manner inconsistent with the safe operation of the Building as determined by the appropriate governmental authority. Tenant shall remove from the Premises at the termination of this Lease all Hazardous Substances and substances which are used or consumed in the ordinary course of business and are regulated by any applicable federal, state or local law, ordinance, rule, regulation, code or any governmental restriction or requirement that Tenant brought or permitted to be brought upon the Premises or the Building.

Section 35.2. In addition to, and in no way limiting, Tenant’s duties and obligations as set forth in this Lease, should Tenant breach any of its duties and obligations as set forth in this Article, or if the presence of any Hazardous Substances and substances which are used or consumed in the ordinary course of business and are regulated by any applicable federal, state or local law, ordinance, rule, regulation, code or any governmental restriction or requirement on the Premises or the Building, any property other than the Building, the atmosphere or any water or waterway (including groundwater) or if contamination of the Premises or the Building by any Hazardous Substances otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, hold harmless, and, at Landlord’s option, defend Landlord, and its contractors, agents, employees, partners, officers, directors and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every king and nature, including, without limitation, diminution in value of the Premises and the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity, damages arising from any adverse impact on leasing space in the Building, and sums paid in settlement of claims and for attorneys’ fees, consultant fees and expert fees that may arise during or after the Term of any extension thereto, as a result of that contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Substances on or about the Premises or the Building or because of the presence of Hazardous Substances anywhere else that came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Substances and substances which are used or consumed in the ordinary course of business and are regulated by any applicable federal, state or local law, ordinance, rule, regulation, code or any governmental restriction or requirement on or about the Premises or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and the Building to the condition existing prior to the introduction of any Hazardous Substances to the Premises or the Building; provided, however, that Landlord’s written consent of these actions shall first be obtained notwithstanding that such consent, if given, shall in no way create any responsibility or liability on the part of Landlord as to the necessity, completeness or sufficiency of such actions or compliance with any and all laws, rules and regulations of federal, state or local governmental agency or political subdivision.

Section 35.3. Landlord represents and warrants that it has received no notice of any violations of any laws governing the use and possession of Hazardous Substances within the Building, and to the best of Landlord’s knowledge and belief there does not exist any such violation. During the term of this Lease, and any extension thereof, Landlord shall maintain the Premises in compliance with all Federal, State and other applicable Hazardous Materials regulations. Landlord shall defend, indemnify and hold Tenant harmless of, from and against any and all suits, claims, and causes of action and any loss, costs, expenses, fines or penalties (including reasonable attorneys’ fees), and clean-up costs which Tenant may incur or become liable to pay arising out of the breach by Landlord of its obligations contained in the Section 35.3.

ARTICLE XXXVI: TIME OF THE ESSENCE

Time is of the essence of this Lease and all provisions herein relating thereto shall be strictly construed.

ARTICLE XXXVII: SUCCESSORS

The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord’s written consent for the transfer to such successor has first been obtained as provided in Article XIII.

ARTICLE XXXVIII: GOVERNING LAW

This Lease shall be construed, governed and enforced in accordance with the laws of the State of Florida. Venue for any action shall lie in the courts in and for Palm Beach County, Florida.

ARTICLE XXXIX: SEVERABILITY

If any provisions of the Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

ARTICLE XL: CAPTIONS

Any headings preceding paragraphs and subparagraphs hereof are inserted solely for convenience of the reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

ARTICLE XLI: GENDER

As used in this Lease, the word “Person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any general shall mean to include any other gender.

ARTICLE XLII: EXECUTION

This Lease shall become effective when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party.

ARTICLE XLIII: EXHIBITS AND RIDERS

Attached to this Lease and made a part hereof, and initialed on behalf of both parties simultaneously with the execution of this Lease, are Exhibits A to E, inclusive.

ARTICLE XLIV: ENTIRE AGREEMENT

This Lease, including the Exhibits and any Riders hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

ARTICLE XLV: CORPORATE AUTHORITY

Each individual executing this Lease on behalf of Landlord and/or Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of each entity in accordance with the duly adopted resolution of the Board of Directors of said corporation and/or the Member/Members or in accordance with its terms. Each party shall deliver to the other, within thirty (30) days after this Lease is signed, a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord, and a certified copy of a resolution of Landlord’s Member and/or Members authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Tenant.

ARTICLE XLVI: RECORDING

Neither this Lease, nor any memorandum hereof, shall be recorded in the Public Records of any County. Any such recording shall automatically void this Lease, and Tenant shall be responsible for any costs incurred in connection with the cancellation of such recording, including reasonable attorneys’ fees.

ARTICLE XLVII: NO PARTNERSHIP OR JOINT VENTURE

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

ARTICLE XLVIII: QUIET ENJOYMENT

Section 48.1 Landlord covenants that so long as Tenant is not in default hereunder in the payment of any Rent or compliance with or the performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be complied with or performed, Tenant shall peaceably and quietly have, hold, occupy and enjoy the Premises and all appurtenances thereto, without hindrance or molestation.

Section 48.2 Landlord shall use its best efforts to obtain an acknowledgment of quiet enjoyment from any existing or future mortgagees or ground lessors of the Building.

IN WITNESS WHEREOF, the parties hereto have intending to be legally bound hereby, duly executed this Lease and have initialed the Exhibits and any Riders hereto, in counterparts the day and year first above written.

Witnesses:	Landlord:

ZNT, L.L.C., an Illinois Limited Liability Company

	By:	/s/ Jeffrey Levitetz
Jeffrey Levitetz, Manager

Tenant:

VITACOST.COM, INC., a Delaware Corporation

	By:	/s/ IRA KERKER, CEO
, President
[corporate seal]
IRA KERKER, CEO

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

Parcel D, ARVIDA PARK OF COMMERCE PLAT NO.l, according to the Plat thereof on file in the Office of the Clerk of the Circuit Court in and for Palm Beach County, Florida, recorded in Plat Book 34, Pages 184 and 185.

EXHIBIT “B”

TENANT BUILD-OUT PLANS

EXHIBIT “C”

FURNITURE AVAILABLE FOR USE

7’ x 6’ Cubicles:

38 - Furnished

3 - Unfurnished

6’ x 3.5’ Cubicles:

3 - Furnished

8’ x 8’ Cubicles:

18 - Unfurnished

This description represents all of the cubicles that are currently available to Tenant.

EXHIBIT “D”

COMMENCEMENT DATE AND ACKNOWLEDGMENT

To the Lease dated                 , 2007 between ZNT, L.L.C. (“Landlord”) and VITACOST.COM, INC. (“Tenant”) demising certain space in the Building known as Purity Wholesale Building.

Pursuant to the provisions of Article Ill of the Lease, Landlord and Tenant, intending to be legally bound, hereby agree that the Term of said Lease commenced on the                      day of             , 2007, and shall end at 11:59 ET on the              day of                     ,2016, unless sooner terminated or extended as therein provided.

Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations as set forth in the Lease and that Tenant has no claim or claims or cause or causes of action against Landlord whatsoever and has no right to any setoff(s) against any and all sums due Landlord.

It is agreed and acknowledged between Landlord and Tenant that there may remain minor alterations and modifications relative to the decor of the Premises.

IN WITNESS WHEREOF, the parties hereto have duly executed this Exhibit “D” to said Lease as of the              day of                     ,2007.

Witnesses:	Landlord:

ZNT, L.L.C., an Illinois Limited Liability Company

By:
Jeffrey Levitetz, Manager

Tenant:

VITACOST.COM, INC., a Delaware corporation

By:
, President
[corporate seal]

EXHIBIT E – SITE PLAN W/ PROPOSED NEW BUILDING